UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

August 15, 2005

COLEY PHARMACEUTICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51472	06-1506689
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

93 Worcester Street, Suite 101

Wellesley, MA 02481

(781) 431-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On March 16, 2005, prior to its initial public offering, Coley Pharmaceutical Group, Inc. (the “Company”) entered into a stock purchase agreement with Pfizer Inc. (“Pfizer”), under which the Company received $10,000,000 in gross proceeds through the sale of 625,000 shares of its common stock at a price per share equal to the Company’s initial public offering price of $16.00 per share. The stock purchase agreement was entered into simultaneously with and as a part of the license agreement entered into between Pfizer and the Company as of March 16, 2005. The sale occurred concurrently with the closing of the initial public offering of the Company’s common stock on August 15, 2005.

This offering was conducted as a private placement pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

The summary of the material terms of the agreement discussed herein is qualified in its entirety by reference to the text of that agreement filed herewith. The agreement regarding this transaction is filed as Exhibit 10.29 to this current report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

10.29*	Stock Purchase Agreement, by and between Coley Pharmaceutical Group, Inc. and Pfizer Inc., dated as of March 16, 2005.

*	Incorporated by reference to the identically numbered exhibit to the Registrant’s Registration Statement on Form S-1 filed April 20, 2005, as amended (File No. 333-124176). Portions of this Exhibit have been redacted pursuant to a Confidential Treatment Request pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. These portions have been supplied to the Securities and Exchange Commission separately under cover of confidential correspondence.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLEY PHARMACEUTICAL GROUP, INC.

Dated: August 18, 2005	By:	//s// Robert L. Bratzler
Robert L. Bratzler President and Chief Executive Officer